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                                                                   EXHIBIT 10.bu


                                 FIRST AMENDMENT
                      TO LEASE AGREEMENT DATED MAY 16, 2000

         This is a First Amendment ("Amendment") dated February 1, 2001, for reference purposes only, to that certain Lease Agreement dated May 16, 2000, (the "Lease") by and between AFC-5, LLC, a New Mexico Limited Liability Company ("Landlord") and SBS Technologies, Inc. ("Tenant").

                                    RECITALS

         WHEREAS, AFC-5, LLC, and SBS Technologies, Inc. entered into the Lease Agreement dated May 16, 2000.

         WHEREAS, Tenant desires to expand the leased Premises to include Suite 300, of the Building.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed that the Lease is hereby modified, amplified, and amended in the following respects.

                                    AGREEMENT

         1. Tenant hereby expands its leased Premises ("Existing Space") to include 3,479 rentable square feet as shown on Exhibit "A" ("Expansion Space"), measured according to Building Owners and Managers Association International ANSI/BOMA Z65.1-1996 standard method of measurement, Copyright 1996 (the "BOMA" method). The indicated square footage is approximate and is not the governing factor in the monetary consideration of the Lease. The Expansion Space shall be referred to as Suite 300.

         2. The term of the Lease for the Expansion Space shall commence on February 1, 2001, and shall terminate on January 31, 2004 ("Expansion Term").

         3. The monthly Rent schedule for the Existing Space and the Expansion Space shall be as follows:

                                      Expansion           Existing          Total Monthly
                  Period                Space              Space                 Rent
             -----------------        ---------          ----------         -------------
             2/01/01 - 6/30/01        $4,783.62          $47,365.83           $52,149.45
             7/01/01 - 1/31/02        $4,783.62          $48,717.00           $53,500.62
             2/01/02 - 6/30/02        $4,928.58          $48,717.00           $53,645.58
             7/01/02 - 1/31/03        $4,928.58          $50,068.17           $54,996.75
             2/01/03 - 6/30/03        $5,073.54          $50,068.17           $55,141.71
             7/01/03 - 1/31/04        $5,073.54          $51,419.33           $56,492.87
             2/01/04 - 6/30/04               --          $51,419.33           $51,419.33
             7/01/04 - 6/30/05               --          $52,770.50           $52,770.50



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         4. Tenant is accepting the Expansion Space in "as-is" condition.

         5. No agent or broker is entitled to a commission in connection with this Amendment except Michael Lubarsky of TC New Mexico, Inc., dba Trammell Crow Company representing Landlord. The Leasing Commission shall be in the total amount One Thousand, Eight Hundred Seventy-Seven and 42/100 Dollars ($1,877.42). The Leasing Commission shall be paid by Landlord upon execution of this Amendment by all parties. No leasing commissions will be given on further renewals, expansions or extensions of this Lease.

         6. Tenant shall have an option to renew the Expansion Term at the then prevailing market rates, but in no event less than the Rent at the expiration of the existing term.

         7. For the Expansion Term and any renewal thereof, Tenant's Proportionate Share shall increase from 30.78% to 34.08%.

         8. All other terms and conditions of the Lease not modified by this Amendment shall apply to the Expansion Space.

         9. All other portions of the Lease not affected by this Amendment shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant, the parties hereto, have duly executed this Amendment to be effective as of February 1, 2001.

LANDLORD:                                   TENANT:

AFC-5, LLC                                  SBS Technologies, Inc.
a New Mexico limited liability company

By: /s/ Firouz D. Memarzadeh                By: /s/ James E. Dixon, Jr.
    ------------------------                    --------------------------------
        Firouz D. Memarzadeh                        James E. Dixon, Jr.

Its: Manager                                    Its: VP Finance & Administration